UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2010

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
(Address of principal executive offices)(Zip Code)

(410) 480-8084
 (Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 9, 2010, New Generation Biofuels Holdings, Inc. (the “Company”) withdrew its request dated June 30, 2010, for an appeal of the delisting to the Nasdaq Listing Qualifications Panel.  The Nasdaq Office of General Counsel responded on December 9, 2010 to the Company’s withdrawal and notified the Company that trading of the Company’s shares on Nasdaq would be suspended effective at the open of business on December 13, 2010.  Nasdaq notified the Company that Nasdaq would be filing a Form 25 with the Securities Exchange Commission (the “SEC”)on the Company’s behalf, as of the date of this Current Report, the Form 25 has not been filed with the SEC.

The Company’s common stock will be listed on the OTCQB under the symbol “NGBF” effective with the opening of trading on Monday, December 13, 2010.  Pink OTC Markets Inc. is a financial information and technology services company that operates the OTCQB, which is an inter-dealer electronic quotation and trading system in the OTC, securities market. It is not registered with the Securities and Exchange Commission as a stock exchange or a broker-dealer firm.  Investors should contact a broker-dealer firm to trade in a security quoted on the OTCQB or the other OTC tiers operated by Pink OTC Markets Inc.  More information is available at http://www.otcmarkets.com and investors can obtain a quote on the Company’s common stock under the symbol “NGBF”.

On December 10, 2010, the Company issued a press release disclosing its delisting from Nasdaq and its intention to list its common stock on the OTCQB marketplace. A copy of the press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits:

1.	Press Release dated December 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION BIOFUELS HOLDINGS, INC.

Date: December 14, 2010	By:	/s/ Dane R. Saglio
Dane R. Saglio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 10, 2010